Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-121716 of Tidelands Bancshares, Inc. on Form S-8, pertaining to the Tidelands Bancshares, Inc. 2004 Stock Incentive Plan, of our report, dated March 16, 2009, that is included in the Annual Report on Form 10-K of Tidelands Bancshares, Inc. for the year ended December 31, 2008.

/s/ Elliott Davis PLLC

Elliott Davis, PLLC

Charlotte, North Carolina

March 16, 2009